Exhibit 99.2

July 27, 2011

Hudson Highland Group 2011 Second Quarter Shareholder Letter

Hudson posted a solid second quarter. All regions produced top-line growth compared with the prior year, both on a reported and constant currency basis. Consolidated revenue and gross margin increased 27 percent and 29 percent respectively on a reported basis, which translates to 14 percent and 15 percent on a constant currency basis. Temporary contracting and permanent recruitment gross margin improved 20 percent and 14 percent respectively, while talent management was up 6 percent, all on a constant currency basis.

Our Hudson Americas business produced its highest level of gross margin dollars since 2008, with 30 percent growth compared with the prior year. We continue to benefit from the strong position of Hudson’s Legal practice in the marketplace. Hudson Europe delivered 10 percent gross margin growth in constant currency, despite pockets of geographic weakness from persistent economic concerns. Hudson ANZ produced 16 percent gross margin growth in constant currency. The ANZ business continued to be one of our largest profit generators. In Asia, results were led by China, which delivered over 50 percent of the region’s gross margin. In the second quarter, China generated a 36 percent gross margin increase in local currency.

EBITDA was $7.7 million, the highest level since the beginning of the recession. This represented a 3.1 percent return on revenue, demonstrating progress in achieving our profitability goals. The company reported $4.2 million in net income for the quarter.

The company generated $10 million in cash flow from operations in the second quarter. We ended the quarter with $78 million in liquidity, including $35 million in cash and $43 million in available borrowings.

Regional Highlights

Europe

In the second quarter of 2011, Hudson Europe’s gross margin increased 10 percent in constant currency compared with the prior year period. Temporary contracting improved 31 percent while permanent recruitment was relatively flat. After many quarters of strength in permanent recruitment, we have begun to see a shift away from permanent recruitment and toward temporary contracting. Economic uncertainty in Europe was a contributing factor, as clients are increasingly cautious about hiring. Our business in the U.K. and in continental Europe generated gross margin increases of 9 percent and 11 percent respectively in the second quarter.

Hudson Europe’s growth in temporary contracting was driven by strength in the U.K., particularly in our Legal practice, where we saw the benefits of our investment in an eDiscovery review center in the fourth quarter of 2010. This was partially offset by softness in our temporary contracting business in the Netherlands, which is mainly concentrated in the public sector.

Hudson Europe’s permanent recruitment business was flat compared with the prior year period. France and Belgium were growth drivers in the quarter, showing particular strength in the Industrial sector. Their growth was offset by softness in the U.K., which was also facing a difficult year-over-year comparison due to the sizable improvements we saw in the second quarter of 2010.

Hudson Europe produced adjusted EBITDA of $5.5 million compared with $4.1 million in the prior year period.

Hudson Europe	Q2 2011	Q2 2010
(In thousands)
Gross margin	$42,228	$34,559
SG&A	36,707	30,495
Adj. EBITDA	5,521	4,064
Reorganization Cost	396	450
Non-operating expense (income), incl.
corporate administrative charges	2,390	1,148
EBITDA	2,735	2,466

Australia and New Zealand

Hudson ANZ generated a constant currency gross margin increase of 16 percent in the second quarter. This year-over-year growth reflects the continued strength in permanent recruitment, which increased 28 percent from the prior year period, while temporary contracting improved 8 percent, both in constant currency. Demand was particularly high in our Natural Resources business, as well as Banking & Finance. Both Queensland and New Zealand contributed strong growth as they rebound from the impacts of the natural disasters in the first quarter.

Adjusted EBITDA was $4.4 million compared with $2.4 million in the prior year period. This included the impact of our investments in additional revenue producing headcount, brought on to further capitalize on areas of growth in the Australian market.

Hudson ANZ	Q2 2011	Q2 2010
(In thousands)
Gross margin	$30,534	$21,723
SG&A	26,122	19,339
Adj. EBITDA	4,412	2,384
Reorganization Cost
Non-operating expense (income), incl.
corporate administrative charges	1,375	1,015
EBITDA	3,037	1,369

Asia

Our Asia business generated a gross margin increase of 14 percent in constant currency in the second quarter. China was the growth driver, increasing 36 percent from the prior year period. This increase was primarily due to hiring activity in the IT and Banking sectors. Our businesses in Hong Kong and Singapore were flat to down slightly after five quarters of strong growth.

Adjusted EBITDA was $1.7 million, or 17 percent of revenue, and represented an improvement from $1.3 million in the prior year period. Asia continued to be our geography with the highest profit margins.

Hudson Asia	Q2 2011	Q2 2010
(In thousands)
Gross margin	$9,684	$7,916
SG&A	7,991	6,567
Adj. EBITDA	1,693	1,349
Reorganization Cost
Non-operating expense (income), incl.
corporate administrative charges	920	38
EBITDA	773	1,311

Americas

Hudson Americas’ gross margin increased 30 percent compared with the prior year period, driven by 20 percent growth in temporary contracting and near doubling of our permanent recruitment business. Improvements were driven by our Legal practice, which reported higher average contractors on billing compared with the first quarter of 2011, and a 29 percent gross margin increase compared with the prior year period. The Legal practice saw the benefits of Hudson’s strong position in the eDiscovery market. The IT practice experienced 16 percent growth in the second quarter, with over half the growth coming from new clients.

Temporary contracting gross margin percentage declined 40 basis points compared with the prior year, largely due to the mix effect of greater large-project contracting in the Legal business.

Adjusted EBITDA was $1.8 million, representing a $2.3 million improvement from the prior year loss of $0.5 million, on a gross margin increase of $3.0 million. Hudson Americas’ leverage continued to benefit from our past improvements in its fixed cost base.

Hudson Americas	Q2 2011	Q2 2010
(In thousands)
Gross margin	$13,021	$10,039
SG&A	11,183	10,536
Adj. EBITDA	1,838	(497)
Reorganization Cost	-	101
Non-operating expense (income), incl.
corporate administrative charges	678	393
EBITDA	1,160	(991)

Corporate

Corporate expense in the second quarter before allocations to the regions was $5.4 million, up $0.9 million compared with prior year and $0.3 million on a sequential basis. The expense increase was attributable to increased accrued variable compensation given the improved outlook for 2011 over prior year.

Liquidity and Capital Resources

The company ended the second quarter of 2011 with $77.7 million in liquidity, composed of $34.9 million in cash and $42.8 million in availability under its credit facilities. The company generated $10.1 million in cash flow from operations during the quarter and reduced its outstanding borrowings from $11.2 million at the end of the first quarter to $10.1 million at the end of the second quarter.

Guidance

The company currently expects third quarter 2011 revenue of $230 - $240 million and EBITDA of $5 - $7 million at prevailing exchange rates. This compares with revenue of $200.4 million and EBITDA of $1.2 million in the third quarter of 2010.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; risks in collecting the company’s accounts receivable; the company’s history of negative cash flows and operating losses may continue; restrictions on the company’s operating flexibility due to the terms of its credit facility; implementation of the company’s cost reduction initiatives effectively; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company’s stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For the Three Months Ended June 30, 2011	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$100,191	$86,143	$50,912	$10,132	$-	$247,378
Gross margin, from external customers	$42,228	$30,534	$13,021	$9,684	$-	$95,467
Business reorganization and integration expenses	$396	$-	$-	$-	$-	$396
Non-operating expense (income), including corporate administration charges	2,390	1,375	678	920	(5,358)	5
EBITDA (Loss) (1)	$2,735	$3,037	$1,160	$773	$(44)	$7,661
Depreciation and amortization expenses						1,636
Interest expense (income), net						375
Provision for (benefit from) income taxes						1,426
Loss (income) from discontinued operations, net of taxes						-
Net income (loss)						$4,224

For the Three Months Ended June 30, 2010	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$80,717	$65,249	$40,819	$8,184	$-	$194,969
Gross margin, from external customers	$34,559	$21,723	$10,039	$7,916	$-	$74,237
Business reorganization and integration expenses	$450	$-	$101	$-	$-	$551
Non-operating expense (income), including corporate administration charges	1,148	1,015	393	38	(3,440)	(846)
EBITDA (Loss) (1)	$2,466	$1,369	$(991)	$1,311	$(1,034)	$3,121
Depreciation and amortization expenses						2,186
Interest expense (income), net						243
Provision for (benefit from) income taxes						515
Loss (income) from discontinued operations, net of taxes						(52)
Net income (loss)						$229

For the Three Months Ended September 30, 2010	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$80,503	$72,974	$37,839	$9,078	$-	$200,394
Gross margin, from external customers	$32,647	$24,259	$9,311	$8,774	$-	$74,991
Business reorganization and integration expenses	$-	$-	$41	$-	$-	$41
Non-operating expense (income), including corporate administration charges	3,088	1,433	(407)	478	(5,213)	(621)
EBITDA (Loss) (1)	$(2,128)	$1,376	$532	$1,169	$244	$1,193
Depreciation and amortization expenses						1,981
Interest expense (income), net						497
Provision for (benefit from) income taxes						599
Loss (income) from discontinued operations, net of taxes						14
Net income (loss)						$(1,898)

For the Three Months Ended March 31, 2011	Hudson Europe	Hudson ANZ	Hudson Americas	Hudson Asia	Corporate	Total
Revenue, from external customers	$93,710	$70,804	$45,812	$8,213	$-	$218,539
Gross margin, from external customers	$38,937	$24,019	$10,356	$7,886	$-	$81,198
Business reorganization and integration expenses	$351	$-	$-	$-	$-	$351
Non-operating expense (income), including corporate administration charges	1,610	1,045	583	91	(3,816)	(487)
EBITDA (Loss) (1)	$2,175	$1,041	$(379)	$973	$(1,284)	$2,526
Depreciation and amortization expenses						1,576
Interest expense (income), net						206
Provision for (benefit from) income taxes						750
Loss (income) from discontinued operations, net of taxes						-
Net income (loss)						$(6)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
Reconciliation For Constant Currency
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of our gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period.

Changes in revenue, direct costs, gross margin, and selling, general and administrative expenses include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends.

The company believes that these calculations are a useful measure, indicating the actual change in operations. Earnings from subsidiaries are rarely repatriated to the United States, and there are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings and not the company’s economic condition.

	For The Three Months Ended June 30,
	2011	2010
			Currency	Constant
	As reported	As reported	translation	currency
Revenue:
Hudson Europe	$100,191	$80,717	$8,585	$89,302
Hudson ANZ	86,143	65,249	13,203	78,452
Other (expense) income:	50,912	40,819	13	40,832
Hudson Asia	10,132	8,184	602	8,786
Total	247,378	194,969	22,403	217,372

Direct costs:
Hudson Europe	57,963	46,158	4,667	50,825
Hudson ANZ	55,609	43,526	8,698	52,224
Hudson Americas	37,891	30,780	-	30,780
Hudson Asia	448	268	24	292
Total	151,911	120,732	13,389	134,121

Gross margin:
Hudson Europe	42,228	34,559	3,918	38,477
Hudson ANZ	30,534	21,723	4,505	26,228
Hudson Americas	13,021	10,039	13	10,052
Hudson Asia	9,684	7,916	578	8,494
Total	$95,467	$74,237	$9,014	$83,251

Selling, general and administrative (a):
Hudson Europe	$37,180	$31,296	$3,536	$34,832
Hudson ANZ	26,803	19,883	3,952	23,835
Hudson Americas	11,358	11,223	19	11,242
Hudson Asia	8,056	6,689	466	7,155
Corporate	5,644	4,506	2	4,508
Total	$89,041	$73,597	$7,975	$81,572

(a) Selling, general and administrative expenses include depreciation and amortization expenses.